a21 Reports First Quarter Financial Results

Jacksonville, FL. - May 17, 2005 - a21, Inc. (“a21”) (OTCBB: ATWO), a leading online digital content marketplace for creative professionals, today announced financial results for the first quarter ended March 31, 2005.

Gross revenue for the first quarter of 2005 was $2,312,000, compared to $798,000 for the same period in 2004. Net loss for the first quarter of 2005 was $701,000, or $0.02 per share, versus net loss of $600,000, or $0.02 per share, for the same period in 2004. Earnings per share for the first quarter of 2005 is calculated on the basis of 38,136,237 weighted average shares outstanding, compared to 25,726,916 weighted average shares outstanding for the same period in 2004.

 “During the first quarter, a21 continued to make positive strides in our business in both the operations of our subsidiary, SuperStock, as well the financial health of a21,”said Albert H. Pleus, Chairman and CEO of a21. “On the fiscal management side, in February 2005 we completed a financing with our existing investors on more favorable terms, which improves a21’s financial position and flexibility by providing increased working capital.”

“From an operations standpoint, we made significant progress in four areas: content, sales, technology, and management,” added Thomas V. Butta, Vice Chairman and President of a21 and CEO of SuperStock. “Regarding content, the SuperStock image collection surpassed the one million mark in the first quarter. Since the a21 acquisition of SuperStock on February 29, 2004, the total number of images available online has grown by more than 80 percent.

“In direct sales, we showed sequential growth over fourth quarter results as well as over first quarter 2004 in both direct and channel sales. Regarding technology, we continued to make performance improvements and add new features to SuperStock.com. Our management team continues to recruit top talent into the company as evidenced by key changes in sales and marketing leadership positions,” said Butta.

About a21/SuperStock
a21 (http://www.a21group.com) is a leading digital content marketplace for the professional creative community. Through SuperStock (http://www.superstock.com), a21 delivers high quality images and exceptional customer service. Together a21 and SuperStock provide a whole new level of image access to photographers, artists, photography agencies and other customers, offering a valuable and viable choice in the stock image industry.

Media Contact Joe Gavaghan 617.283.4936 joegavaghan@a21group.com	Investor Relations Contact investors@a21group.com

The statements contained in this press release contain certain forward-looking statements, including statements regarding a21, Inc.’s expectations, intentions, strategies and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc. management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc.’s management.

a21, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	March 31,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$850	$717
Accounts receivable, net	1,776	1,462
Prepaid expenses and other current assets	202	200
Income tax receivable	108	108

Total current assets	2,936	2,487

Land and building, net	7,462	7,329
Photo collection, net	2,076	2,198
Property and equipment, net	477	547
Goodwill	2,283	2,283
Contracts with photographers	1,082	1,133
Long-term notes receivable	16	18
Intangible assets, net	85	92
Other long-term assets	102	101
Restricted cash	608	600

Total assets	$17,127	$16,788

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of loan payable	$5	$ ---
Accounts payable	564	872
Accrued wages and payroll taxes	173	147
Accrued interest, current	27	187
Accrued purchase price payable	201	201
Current portion of promissory note payable	33	32
Royalties payable	1,100	979

Total current liabilities	2,103	2,418

a21, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (cont.)
(Unaudited)
($ in thousands)

	March 31,	December 31,
	2005	2004

LONG-TERM LIABILITIES
Promissory note payable, long-term portion	33	67
Other long-term liabilities	62	61
Loan payable	7,453	7,458
Senior secured notes payable, net	2,213	1,071
Unsecured notes payable to others, net	1,050	1,040
Accrued interest, long-term	137	---
Deferred income taxes	1,241	1,234

Total liabilities	14,292	13,349
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	2,800	2,800

STOCKHOLDERS' EQUITY
Preferred stock; $.001 par value; 100,000 shares authorized; no shares issued
and outstanding	---	---
Common stock; $.001 par value; 100,000,000 shares authorized; 41,816,012 shares issued and 38,136,237 shares outstanding at March 31, 2005 and
December 31, 2004, respectively	42	42
Treasury stock (at cost, 3,679,775 shares)	---	---
Additional paid-in capital	9,701	9,655
Accumulated deficit	(9,719)	(9,018)
Accumulated comprehensive income	11	(40)

Total stockholders' equity	35	639

Total liabilities and stockholders' equity	$17,127	$16,788

a21, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands)

	Three Months Ended
	March 31,
	2005	2004

REVENUE	$2,312	$798
COST OF REVENUE	712	212

GROSS PROFIT	1,600	586

EXPENSES
Selling, general and administrative	1,566	986
Depreciation and amortization	353	99

TOTAL OPERATING EXPENSES	1,919	1,085

OPERATING LOSS	(319)	(499)

Interest expense, net	(480)	(101)
Other income, net	105	---

NET LOSS BEFORE TAXES	(694)	(600)

Income tax expense	(7)	---

NET LOSS	(701)	(600)

COMPREHENSIVE LOSS
Foreign currency translation adjustment	51	---

TOTAL COMPREHENSIVE LOSS	$(650)	$(600)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.02)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	38,136,237	25,726,916

a21, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
($ in thousands)

	Three Months Ended
	March 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(701)	$(600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	353	99
Amortization of finance costs	2	53
Compensation from the prior issuance of variable options	---	305
Compensation from the issuance of options	---	48
Amortization of debt discount related to unsecured notes payable to others	(10)	---
Write-off of debt discount related to convertible subordinated notes payable	(179)	---
Deferred income taxes, net	7	(9)
Changes in:
Accounts receivable	(314)	(202)
Prepaid expenses & other current assets	(2)	(115)

Long-term assets	2	(1)
Accounts payable and accrued expenses	161	62
Accrued interest and other current liabilities	23	23
Restricted cash	8	---

NET CASH USED IN OPERATING ACTIVITIES	(650)	(337)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in acquisition of SuperStock, net of cash balance of SuperStock at date
of acquisition in the amount of $1,151	---	(1,400)
Purchase of fixed assets	(236)	(96)

NET CASH USED IN INVESTING ACTIVITIES	(236)	(1,496)

CASH FLOWS FROM FINANCING ACTIVITIES:
Lease payments accounted for as repayment of loan payable	1	---
Net proceeds from senior secured notes payable	2,250	---
Net proceeds from sale of common stock and warrants	---	2,790
Proceeds from issuance of unsecured notes payable and warrants	---	1,050
Proceeds from issuance of convertible subordinated notes payable and warrants	---	1,250
Repayment of convertible subordinated notes payable	(1,250)	---
Repayment of revolving credit line	---	(1,700)
Repayment of unsecured notes payable to affiliates	---	(75)
Repayment of promissory note payable	(33)	---
Principal payment of note payable to bank	---	(521)

NET CASH PROVIDED BY FINANCING ACTIVITIES	968	2,794

a21, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW (cont.)
(Unaudited)
($ in thousands)

	Three Months Ended
	March 31,
	2005		2004

NET EFFECT OF CUMULATIVE TRANSLATION ADJUSTMENTS		$51		$1

NET INCREASE IN CASH		133		962

CASH AT BEGINNING OF PERIOD		717		1

CASH AT END OF PERIOD		$850		$963

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid	$	---	$	---
Interest paid		99		11

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of equity for:
Repayment of notes payable to affiliates		---		424
Issuance of common stock for accrued interest on notes payable to affiliates		---		51
Issuance of common stock for accrued compensation		---		136
Issuance of common stock for placement costs in connection with the sale of common stock		---		13
Issuance of common stock to sellers as part of acquisition cost of SuperStock		---		137
Debt discount recorded for the issuance of warrants in connection with unsecured note payable and convertible subordinated notes payable		---		551
Debt discount recorded for the issuance of warrants in connection with senior secured notes payable		39		---
Issuance of warrants as part of acquisition cost of SuperStock		---		83
Note payable to sellers on acquisition of SuperStock		---		1,576
Accrued purchase price payable		---		300
Accrued acquisition costs		---		17
Minority interest		---		2,800
Acquisition of SuperStock (See Note C)		---		7,477